Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACTS:
Jerry Parrott
Vice President, Corporate Communications
301/315-2777
Kate de Santis
Director, Investor Relations
301/251-6003
HUMAN GENOME SCIENCES APPOINTS TUAN HA-NGOC TO ITS BOARD OF DIRECTORS
     ROCKVILLE, Maryland — December 1, 2005 — Human Genome Sciences, Inc. (Nasdaq: HGSI) announced today that Tuan Ha-Ngoc, President and Chief Executive Officer of AVEO Pharmaceuticals, Inc., has been appointed to the company’s Board of Directors.
     Mr. Ha-Ngoc has served as President and CEO since AVEO’s inception in 2002. AVEO, formerly known as GenPath Pharmaceuticals, Inc., is a privately held biopharmaceutical company focused on the discovery and development of novel cancer therapeutics. From 1999 to 2002, he was co-founder, President and CEO of deNovis, Inc., an enterprise-scale software development company for the automation of healthcare administrative functions. From 1998 to 1999, Mr. Ha-Ngoc was Corporate Vice President of Strategic Development for Wyeth (formerly known as American Home Products Corporation), following Wyeth’s acquisition of Genetics Institute, where Mr. Ha-Ngoc served as Executive Vice President with responsibility for Corporate Development, Commercial Operations, European and Japanese Operations. While at Genetics Institute, he was also responsible for a major research and development program to develop bone morphogenetic protein (BMP) for the treatment of spinal fusion and long bone fractures, and oversaw the commercial launch of BeneFIX (recombinant Factor IX) for the treatment of thrombocytopenia associated with chemotherapy. Prior to joining Genetics Institute in 1984, Mr. Ha-Ngoc held various marketing and business positions at Baxter Healthcare, Inc.

     He received his MBA degree from INSEAD and his Master’s degree in pharmacy from the University of Paris, France. Mr. Ha-Ngoc serves on the Board of Directors of Arqule, Inc. (Nasdaq: ARQL), and on the Boards of a number of academic and nonprofit organizations, including the Harvard School of Dental Medicine, the Tufts School of Medicine, the Belmont Hill School, the Boston Philharmonic Orchestra, and the International Institute of Boston.
     H. Thomas Watkins, Chief Executive Officer of Human Genome Sciences, said, “Tuan Ha-Ngoc brings to Human Genome Sciences more than 30 years of experience in the development and commercialization of biopharmaceutical and healthcare products and organizations. We are honored to have him join our Board of Directors, and we look forward to benefiting from his knowledge and insight. He will be a strong addition to our Board as we continue to advance our products through late-stage development and toward commercialization.”
     Human Genome Sciences also announced today that Kathryn (Kate) Falberg, retired Chief Financial Officer of Amgen and an entrepreneur and corporate director, has resigned from the company’s Board of Directors to devote more time to her other business and personal interests.
     Mr. Watkins said, “We thank Kate Falberg for her service and contributions to Human Genome Sciences during her term as a Director, and we wish her well.”
     Human Genome Sciences is a company with the mission to discover, develop, manufacture and market innovative drugs that serve patients with unmet medical needs, with a primary focus on protein and antibody drugs.
     For additional information on Human Genome Sciences, please visit our web site at www.hgsi.com.
     Health professionals or patients interested in inquiring about clinical trials involving Human Genome Sciences products are encouraged to inquire via the Contact Us section of the company’s web site, www.hgsi.com/products/request.html, or by calling us at (301) 610-5790, extension 3550.
     HGS and Human Genome Sciences are trademarks of Human Genome Sciences, Inc.
     This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Human Genome Sciences’ current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of the Company’s unproven business model, its dependence on new technologies, the uncertainty and timing of clinical trials, the Company’s ability to develop and commercialize products, its dependence on collaborators for services and revenue, its substantial indebtedness and lease obligations, its changing requirements and costs associated with planned facilities, intense competition, the uncertainty of patent and intellectual property protection, the Company’s dependence on key management and key suppliers, the uncertainty of regulation of products, the impact of future alliances or transactions and other risks described in the Company’s filings with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Human Genome Sciences undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, future events or circumstances or otherwise.
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